UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Vical Incorporated

(Name of Registrant as Specified In Its Charter)

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VICAL INCORPORATED

10390 Pacific Center Court

San Diego, CA 92121

(858) 646-1100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2005

TO THE STOCKHOLDERS OF VICAL INCORPORATED:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vical Incorporated, a Delaware corporation (the “Company”), will be held on Thursday, May 19, 2005 at 9 a.m. Pacific Time at Prime Hotel and Suites, 5975 Lusk Blvd., San Diego, CA 92121 for the following purposes:

1.	To elect two Class I directors to serve until the 2008 Annual Meeting of Stockholders and until their successors are elected;

2.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 24, 2005, as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Jill M. Church

Vice President, Chief Financial Officer and Secretary

San Diego, California

April 12, 2005

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER AGENT AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

VICAL INCORPORATED

10390 Pacific Center Court

San Diego, CA 92121

(858) 646-1100

PROXY STATEMENT

FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 19, 2005

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Vical Incorporated (sometimes referred to as the “Company” or “Vical”) is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about April 12, 2005 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 24, 2005 will be entitled to vote at the Annual Meeting. On this record date, there were 23,515,774 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on March 24, 2005 your shares were registered directly in your name with Vical’s transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If at the close of business on March 24, 2005 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

➢	Election of two Class I directors to service until the 2008 Annual Meeting of Stockholders and until their successors are elected; and

➢	Ratification of the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

➢	To vote in person, come to the Annual Meeting, where a ballot will be made available to you.

➢	To vote using the enclosed proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Vical. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

➢	A number of brokers, banks and other agents are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker, bank or other agent participating in the ADP Investor Communications Services program or another similar program, you may grant a proxy to vote those shares telephonically or via the Internet by following the instructions shown on the instruction form received from your broker, bank or other agent.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on March 24, 2005.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director and “For” ratification of the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent auditors for its fiscal year ending December 31, 2005. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees or, at our request, InvestorCom, Inc. may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but InvestorCom, Inc. will be paid its customary fee, estimated to be about $3,000 plus reimbursement of expenses, if it renders solicitation services for us. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

➢	You may submit another properly completed proxy card with a later date;

➢	You may send a written notice that you are revoking your proxy to Vical’s Secretary at 10390 Pacific Center Court, San Diego, CA 92121; and

➢	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 13, 2005, to Vical’s Secretary at 10390 Pacific Center Court, San Diego, CA 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you generally must do so not less than 50 days nor more than 75 days prior to the date of our 2006 Annual Meeting of Stockholders. You are also advised to review the Company’s Bylaws, which you may request in writing from the Company’s Secretary at the address above and which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” votes; “Against” and “Abstain” votes (with respect to proposals other than the election of directors); and broker non-votes. “Abstain” votes will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your agent (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

➢	For Proposal 1, the election of directors, the two eligible nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

➢	To be approved, Proposal 2, the ratification of the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP to serve as the Company’s independent auditors for its fiscal year ending December 31, 2005, must receive a “For” vote from the majority of shares voted either in person or by proxy. An “Abstain” vote will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 23,515,774 shares outstanding and entitled to vote. Thus 11,757,888 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2005.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

We have three classes of directors serving staggered three-year terms. Each class presently consists of two directors. The Class I directors are to be elected at the Annual Meeting to serve until our 2008 Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified or until such directors’ earlier resignation, removal from office, death or incapacity. The terms of the Class II and Class III directors expire at our 2006 and 2007 Annual Meetings of Stockholders, respectively.

The two nominees for Class I directors are Robert C. Merton, Ph.D. and Vijay B. Samant. Each of the nominees for election to this class is currently a director of Vical, has been nominated for election by the Board based on the recommendation of the Nominating/Governance Committee of our Board of Directors, and was previously elected as a director by the stockholders. It is our policy to encourage all directors to attend the Annual Meeting. All of our directors attended our 2004 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. The nominees receiving the highest number of affirmative votes of the shares represented and entitled to vote at the meeting will be elected directors of Vical. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. Shares represented by the enclosed proxy cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and our management has no reason to believe that either nominee will be unavailable for election.

The Board of Directors Recommends a Vote FOR the Election of Each Named Nominee.

Set forth below is biographical information as of March 1, 2005, for each person nominated and each person whose term of office as a director will continue after the Annual Meeting. There are no family relationships among our executive officers or directors.

Name	Age	Position(s) Held with Vical	Director Since
Robert H. Campbell	67	Director	December 2003
R. Gordon Douglas, M.D.	70	Chairman of the Board	May 1999
M. Blake Ingle, Ph.D.	62	Director	June 1996
Gary A. Lyons	53	Director	March 1997
Robert C. Merton, Ph.D.	60	Director	March 2002
Vijay B. Samant	52	Director, President and Chief Executive Officer	November 2000

Nominees for Election for a Three-Year Term Expiring at the 2008 Annual Meeting

Robert C. Merton, Ph.D., has been a professor at the Harvard Business School since 1988, and is currently the John and Natty McArthur University Professor. Prior to his positions at Harvard, he served on the finance faculty of Massachusetts Institute of Technology’s Sloan School of Management from 1970 until 1988. Dr. Merton received the Alfred Nobel Memorial Prize in Economic Sciences in 1997 for a new method to determine the value of derivatives. Dr. Merton is past President of the American Finance Association and a member of the National Academy of Sciences. He is a director of the funds managed by Dimensional Fund Advisors, one of our stockholders. Dr. Merton is also a director and the Chief Science Officer of Integrated Finance Limited, a specialized investment bank he co-founded in 2002, and a director of MF Risk, Inc., a financial risk corporation, Community First Financial Group and Peninsula Banking Group. He serves on advisory boards of several companies and institutions. Some of Dr. Merton’s other financial and accounting experience includes serving as a Senior Advisor to and Managing Director of JP Morgan Chase & Co. from 1999 to 2001, and a co-founder and principal of Long-Term Capital Management, L.P. He has received numerous academic awards and has lectured widely. Dr. Merton holds a bachelor’s degree from Columbia University, an M.S. degree in applied mathematics from the California Institute of Technology, and a Ph.D. degree in economics from the Massachusetts Institute of Technology. In addition, Dr. Merton holds numerous honorary degrees.

Vijay B. Samant has been President and Chief Executive Officer of Vical since he joined us in November 2000. Previously, he held various positions at Merck & Co., Inc., a global pharmaceutical company, from 1977 to 2000. From 1998 to 2000, he was Chief Operating Officer of the Merck Vaccine Division. From 1990 to 1998, he served in the Merck Manufacturing Division as Vice President of Vaccine Operations, Vice President of Business Affairs and Executive Director of Materials Management. From 1977 to 1990, Mr. Samant held a variety of positions of increasing responsibility in manufacturing, process engineering, production planning and control, business development and loss prevention in several Merck operating divisions. Mr. Samant holds a bachelor’s degree in chemical engineering from the University of Bombay, India, an M.S. degree in chemical engineering from Columbia University and an M.B.A. degree from the Sloan School of Management at the Massachusetts Institute of Technology. Mr. Samant is a director of the Aeras Global TB Vaccine Foundation, a not-for-profit organization working to develop tuberculosis vaccines, serves on the Project Management Subcommittee of the International AIDS Vaccine Initiative (“IAVI”) and is on the Board of Trustees of the National Foundation for Infectious Diseases.

Directors Continuing in Office Until the 2006 Annual Meeting

R. Gordon Douglas, M.D., is currently Director of Strategic Planning at the National Institutes of Health, Dale and Betty Bumpers Vaccine Research Center (“VRC”) and is an Adjunct Professor of Medicine at Cornell University Medical College. Dr. Douglas retired in April 1999 from Merck & Co., Inc., where he had been President of the Merck Vaccine Division since 1991 and a member of the Merck Management Committee. Prior to joining Merck in 1989, Dr. Douglas was a physician and academician. His teaching and administrative affiliations included Baylor College of Medicine, University of Rochester School of Medicine, and Cornell University Medical College. His medical practice included affiliations with The New York Hospital, Memorial Sloan-Kettering Cancer Center, The Rockefeller University Hospital and North Shore University Hospital. Dr. Douglas has served as a visiting professor at a number of medical schools and as a consultant to several pharmaceutical and biomedical companies. He also served on the board of directors of the IAVI and is currently a member of the board of directors of Advancis Pharmaceutical Corporation, EluSys Therapeutics, Inc., IOMAI Corporation and VaxInnate Corporation, all biotechnology or biopharmaceutical companies. In addition, Dr. Douglas is the Chairman of the Aeras Global TB Vaccine Foundation. He holds a bachelor’s degree from Princeton University and an M.D. degree from Cornell University Medical College. Dr. Douglas received his medical staff training at The New York Hospital and Johns Hopkins Hospital and is Board Certified in Internal Medicine. He is a member of the Institute of Medicine, the Association of American Physicians, the Infectious Diseases Society of America and numerous other organizations.

M. Blake Ingle, Ph.D., has been a partner in IngleWood Ventures, a venture capital fund, since 1999. From 1993 to 1996, Dr. Ingle was Chief Executive Officer of Canji Inc., a privately held gene therapy company acquired by Schering Plough in 1996, and he served from 1995 to 1996 as Acting Chief Executive Officer of Telios Pharmaceuticals, Inc., a research and development company, subsequently acquired by Integra Life Sciences. Dr. Ingle previously worked with Bayer. From 1980 to 1993, Dr. Ingle held a variety of positions with IMCERA Group, Inc., a manufacturer and marketer of medical products, subsequently Mallinckrodt, Inc., including Chief Scientific Officer, Chief Financial Officer and President of its Pittman Moore division and most recently as President and Chief Executive Officer of IMCERA Group, Inc. Dr. Ingle also serves as a member of the board of directors of Inex Pharmaceuticals, NewBiotics, Inc., Targeted Molecules Corporation, Dendreon Corporation, Cengent Therapeutics, Inc. and Meta-Probe, Inc., all biotechnology or biopharmaceutical companies. He received a bachelor’s degree from Fort Lewis College and M.S. and Ph.D. degrees from Colorado State University.

Directors Continuing in Office Until the 2007 Annual Meeting

Robert H. Campbell held various positions with Sunoco, Inc., a publicly traded petroleum refiner and chemicals manufacturer, for 40 years through June 2000, including Chief Executive Officer and Chairman of the Board. In 1999, while Mr. Campbell was Chairman of Sunoco, the company won the “Board Excellence Award” from Spencer Stuart and the Wharton School of Business of the University of Pennsylvania. In 2001, Mr. Campbell was named one of “Corporate America’s Outstanding Directors” by the editors of “Corporate Alert.” In addition, he was invited to testify as an expert on corporate governance issues in May 2002, before the U.S. Senate Permanent Subcommittee on Investigations in the hearings on Enron Corp. and Arthur Andersen LLP. Mr. Campbell serves as a member of the board of directors of CIGNA Corporation, an employee benefits company, Hershey Foods Corp., a consumer food products manufacturer and distributor, and The Pew Charitable Trusts, a charitable foundation. He is also a director of the Rocky Mountain Institute, a not-for-profit research and consulting organization. Mr. Campbell received a bachelor’s degree in chemical engineering with honors from Princeton University, a master’s degree in chemical engineering from Carnegie Mellon University and a master’s degree in management through the Sloan Fellows program at the Massachusetts Institute of Technology.

Gary A. Lyons has been President, Chief Executive Officer and Director of Neurocrine Biosciences, Inc., a biopharmaceutical company, since 1993. From 1983 to 1993, Mr. Lyons held various executive positions at Genentech, Inc., a biotechnology company, including Vice President of Business Development, Vice President of Sales, and Director of Sales and Marketing. From 1973 to 1983, Mr. Lyons worked with American Critical Care, a division of American Hospital Supply Corporation, serving as Director of Sales from 1980 to 1983. He is also a director of IntraBiotics Pharmaceuticals, Inc., a publicly held biotechnology company. Mr. Lyons holds a bachelor’s degree in marine biology from the University of New Hampshire and an M.B.A. degree from Northwestern University, JL Kellogg Graduate School of Management.

CORPORATE GOVERNANCE AND BOARD AND COMMITTEE MATTERS

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent auditors, our Board of Directors has affirmatively determined that all of our directors, except for Mr. Samant, our President and Chief Executive Officer, are independent directors within the meaning of the applicable Nasdaq listing standards.

See also “Certain Relationships and Related Transactions” below.

Corporate Governance Guidelines

We are committed to having sound corporate governance principles. Our Board of Directors has adopted Corporate Governance Guidelines to provide assistance to the Board in managing Board composition, representation, function and performance. The Corporate Governance Guidelines are attached as an exhibit to the charter of our Nominating/Governance Committee, which is available on our website at www.vical.com.

Executive Sessions

As required under recent Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process for stockholder communications with the Board or individual directors. Information regarding this process is available on our website at www.vical.com.

Committees of the Board of Directors

During the fiscal year ended December 31, 2004, our Board of Directors had four standing committees: an Audit Committee, a Compensation Committee, a Stock Plan Committee and a Nominating/Governance Committee. On March 10, 2005, the Board combined the Stock Plan Committee with and into the Compensation Committee. The Audit Committee, Compensation Committee and Nominating/Governance Committee each operate under a written charter adopted by our Board, all of which are available on our website at www.vical.com. A copy of the Audit Committee charter is also attached hereto as Appendix A.

The following table provides membership and meeting information for the fiscal year ended December 31, 2004, for each of the committees:

Name	Audit		Compensation		Stock Plan		Nominating/ Governance

Non-Employee Directors:
Robert H. Campbell			X	*	X	*	X
R. Gordon Douglas, M.D.	X		X		X		X
M. Blake Ingle, Ph.D.	X
Gary A. Lyons			X		X		X	*
Robert C. Merton, Ph.D.	X	*

Employee Director:
Vijay B. Samant

Total meetings held in fiscal year 2004	8		2		2		2

*	Chairperson

Each director attended at least 75% in the aggregate of the meetings of the committees on which he served during the fiscal year ended December 31, 2004.

Below is a description of each committee of our Board of Directors. Our Board has determined that each committee member is independent within the meaning of applicable Nasdaq listing standards.

Audit Committee

Our Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Audit Committee oversees our corporate accounting and financial reporting processes, our systems of internal control over financial reporting, and audits of our financial statements. Among other functions, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; engages the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; confers with senior management and the independent auditors regarding the adequacy and effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; reviews annually the Audit Committee’s written charter and the committee’s performance; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results in our quarterly financial statements. The Audit Committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties.

Our Board of Directors has determined that Dr. Ingle qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In making such determination, the Board made a qualitative assessment of Dr. Ingle’s level of knowledge and experience based on a number of factors, including his formal education and experience.

The report of the Audit Committee is included herein on page 24.

Compensation Committee

The Compensation Committee oversees our overall compensation strategy and related policies, plans and programs. Among other functions, the Compensation Committee determines and approves the compensation and other terms of employment of our Chief Executive Officer; determines and approves the compensation and other terms of employment of our other executive officers and senior management, as appropriate; reviews and recommends to the Board the type and amount of compensation to be paid to Board members; recommends to the Board the adoption, amendment and termination of our Amended and Restated Stock Incentive Plan, or the “Stock Incentive Plan,” and 1992 Directors’ Stock Option Plan, or the “Directors’ Stock Plan”; administers the Stock Incentive Plan and the Directors’ Stock Plan; and reviews and establishes appropriate insurance coverage for our directors and executive officers. The Compensation Committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties.

The report of the Compensation Committee is included herein on page 21.

Stock Plan Committee

On March 10, 2005, the Board combined the Stock Plan Committee with and into the Compensation Committee. Prior to this combination, the Stock Plan Committee assisted in the administration of, and granted options under, the Stock Incentive Plan and the Directors’ Stock Plan.

Nominating/Governance Committee

The Nominating/Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve on our Board of Directors, reviewing and evaluating our incumbent directors and the performance of our Board; recommending to our Board for selection candidates for election to our Board of Directors; making recommendations to the Board regarding the membership of the committees of our Board; assessing the performance of our Board, including its committees; and developing a set of corporate governance guidelines for Vical.

Consideration of Director Nominees

Director Qualifications

The Nominating/Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Vical, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of stockholders. However, the Committee retains the right to modify these qualifications from time to time.

Evaluating Nominees for Director

The Nominating/Governance Committee reviews candidates for director nominees in the context of the current composition of our Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Vical, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating/Governance Committee reviews such directors’ overall service to Vical during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Committee also determines whether the nominee must be independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote. To date, neither the Nominating/Governance Committee nor any predecessor to the Committee has paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, neither the Nominating/Governance Committee nor any predecessor to the Committee has rejected a timely director nominee from a stockholder, or stockholders, holding more than 5% of our voting stock.

Stockholder Nominations

The Nominating/Governance Committee will consider director candidates recommended by stockholders. The Nominating/Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating/Governance Committee to become nominees for election to the Board at an Annual Meeting of Stockholders must do so by delivering at least 120 days prior to the anniversary date of the mailing of our proxy statement for our last Annual Meeting of Stockholders a written recommendation to the Nominating/Governance Committee c/o Vical Incorporated, 10390 Pacific Center Court, San Diego, CA 92121, Attn: Secretary. Each submission must set forth: the name and address of the Vical stockholder on whose behalf the submission is made; the number of Vical shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Each submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Board Meetings

During the fiscal year ended December 31, 2004, our Board of Directors held four meetings. All directors attended at least 75% in the aggregate of the meetings of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Samant serves on the Project Management Subcommittee of IAVI, a not-for-profit entity. We have an agreement under which we provide clinical trial supplies to IAVI. We recognized $11,000 in revenue under this agreement in the fiscal year ended December 31, 2004.

Dr. Douglas is the Director of Strategic Planning at the VRC. We have two agreements under which we manufacture DNA vaccines for the VRC. We recognized $8.4 million in revenues under these agreements in the fiscal year ended December 31, 2004.

The above related-party agreements were approved by a majority or more of the disinterested members of our Board of Directors. We believe that the foregoing agreements were and continue to be in our best interests. It is our current policy that all agreements between us and any of our officers, directors, 5% stockholders, or any of their affiliates, will be entered into only if such agreements are approved by a majority of our disinterested directors and are on terms no less favorable to us than could be obtained from unaffiliated parties.

See also “Compensation of Executive Officers” below.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics, or “Code of Ethics,” applicable to all of our officers, directors and employees, which can be viewed on our website at www.vical.com. If we make any substantive amendments to our Code of Ethics or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors is seeking stockholder ratification of its selection of Deloitte & Touche LLP (“Deloitte”) to serve as our independent auditors for the fiscal year ending December 31, 2005. Deloitte has been engaged as our independent auditors since July 28, 2004. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte as our independent auditors is not required under the laws of the State of Delaware, by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify the selection of Deloitte. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends a Vote FOR the Ratification of Deloitte & Touche LLP

as our Independent Auditors for the Fiscal Year Ending December 31, 2005.

Change in Accounting Firm

On July 28, 2004, we made the decision to dismiss KPMG LLP (“KPMG”) as our independent auditors upon the completion of KPMG’s review of our financial statements for the period ended June 30, 2004. On the same date, we engaged Deloitte to serve as our independent auditors for fiscal periods subsequent to the period ended June 30, 2004. The decision to dismiss KPMG and engage Deloitte was recommended by our Audit Committee.

The audit reports of KPMG on our financial statements as of and for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

In connection with the audits of the two fiscal years ended December 31, 2003, and the subsequent interim period through July 28, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

During the fiscal years ended December 31, 2003 and 2002, and the interim period between December 31, 2003 and July 28, 2004, neither we nor anyone acting on our behalf consulted with Deloitte regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any matters or reportable events listed in Item 304(a)(2)(ii) of Regulation S-K.

Fees of Former and Current Principal Accounting Firm

For the fiscal years ended December 31, 2004 and 2003, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) and KPMG provided services in the following categories and amounts:

	Deloitte Entities		KPMG
	Year Ended 12/31/04	Year Ended 12/31/03	Year Ended 12/31/04	Year Ended 12/31/03
Audit Fees (1)	$601,419	$—	$91,390	$116,041
Audit-Related Fees (2)	—	—	35,075	45,553
Tax Fees (3)	9,000	8,500	—	—
All Other Fees (4)	3,000	—	—	1,350

(1)	Represents the aggregate fees billed for professional services rendered for the audit and/or reviews of our financial statements and in connection with our statutory and regulatory filings or engagements. For 2003, also includes fees for services related to a registration statement that we filed with the SEC in August 2003 to register additional shares under our Stock Incentive Plan, and to a shelf registration statement that we filed with the SEC which became effective in December 2003. For 2004, also includes fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal controls over financial reporting and (ii) the effectiveness of internal control over financial reporting, and fees for services related to a prospectus supplement that we filed with the SEC in March 2004 with respect to the sale of approximately 3.4 million shares of our common stock under our shelf registration statement, and to a registration statement that we filed with the SEC in June 2004 to register additional shares under our Stock Incentive Plan.

(2)	Represents the aggregate fees billed for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements that are not included under “Audit Fees” above. This amount includes fees for the audits of our 401(k) Savings Plan (“401(k) Plan”) and our compliance with Office of Management and Budget A-133 Circular. For 2003, this amount also includes fees for accounting research services.

(3)	Tax fees are for services related to the preparation of our tax returns and other filings we made with the Internal Revenue Service and tax advice regarding the application of various provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

(4)	Includes fees for a subscription to an online accounting research library.

All fees described above were approved by the Audit Committee of our Board of Directors.

Pre-Approval Policies and Procedures

The Audit Committee of our Board of Directors has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditors. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other permissible non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual case-by-case basis before the independent auditors are engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee of our Board of Directors has determined that the rendering of the services other than audit services described above by the Deloitte Entities is compatible with maintaining the independence of the Deloitte Entities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock by: (i) all those known by us to be beneficial owners of more than 5% of our common stock, (ii) each of our current directors, (iii) each of our “Named Executive Officers” named in the Summary Compensation Table below (including two former executive officers who left Vical during the fiscal year ended December 31, 2004), and (iv) all of our current directors and executive officers as a group. All information is presented as of March 1, 2005, unless otherwise indicated.

	Beneficial Ownership
Identity of Owner or Group (1)(2)	Number of Shares	Percent of Total (3)
Merrill Lynch & Co., Inc. (4)	2,184,273	9.29%
Federated Investors, Inc. (5)	1,973,000	8.39%
James R. Singer (6)	1,800,000	7.66%
Intrinsic Value Asset Management Inc.(7)	1,263,253	5.37%
Dimensional Fund Advisors Inc.(8)	1,204,151	5.12%
Robert H. Campbell (9)	7,250	*
R. Gordon Douglas, M.D. (9)	130,000	*
M. Blake Ingle, Ph.D. (9)	102,500	*
Gary A. Lyons (9)	92,500	*
Robert C. Merton, Ph.D. (9)	27,500	*
Vijay B. Samant (9)	515,126	2.15%
Jill M. Church (9)	—	—
David C. Kaslow, M.D. (9)	177,605	*
Martha J. Demski (9)(10)	242,650	1.03%
Alan E. Dow, J.D., Ph.D. (11)	1,292	*
All current directors and executive officers as a group (8 persons) (12)	1,052,481	4.37%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of all the owners is: c/o Vical Incorporated, 10390 Pacific Center Court, San Diego, California 92121-4340.

(2)	This table is based upon information supplied by our executive officers, directors and principal stockholders and Schedule 13Gs filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 23,511,399 shares of our common stock outstanding as of March 1, 2005, adjusted as required by rules promulgated by the SEC.

(3)	Percent of shares beneficially owned by any person is calculated by dividing the number of shares beneficially owned by that person by the sum of the number of shares outstanding as of March 1, 2005, and the number of shares as to which that person has the right to acquire voting or investment power as of March 1, 2005, or within 60 days thereafter.

(4)

Based on Amendment No. 5 to Schedule 13G filed by ML&Co. with the SEC on January 19, 2005. According to the Schedule 13G filing, Merrill Lynch &Co. (“ML&Co.”) had shared voting power with respect to 2,184,273 shares of our common stock as of December 31, 2004. Includes 1,633,173 shares deemed to be beneficially owned by MASTER VALUE OPPORTUNITIES TRUST (“MVOT”), an indirectly owned asset management subsidiary of ML&Co., for which MVOT exercises shared voting power with ML&Co. The Schedule 13G was filed by ML&Co. as a parent holding company on behalf of Merrill Lynch Investment Managers (“MLIM”), an operating division of ML&Co. consisting of, among others, the following indirectly owned asset management subsidiaries which hold shares of our common stock: Fund Asset Management, L.P. and Merrill Lynch Investment Managers, L.P. Pursuant to Section 13d-4 of the Exchange Act, ML&Co. and MLIM disclaim beneficial ownership of all of these shares and MVOT disclaims beneficial ownership of 1,633,173 of these shares. The business address of ML&Co. is World Financial Center, North Tower, 250 Vesey Street, New York, New York, 10381.

(5)	Based on a Schedule 13G filed by Federated Investors Inc. (“Federated”) on February 11, 2005. According to the Schedule 13G filing, Federated had sole voting power with respect to 1,973,000 shares of our common stock as of December 31, 2004. All of Federated’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). Pursuant to Rule 13d-4 of the Securities Act, Federated, the Trust and the Trustees disclaim beneficial ownership of all of these shares. The business address of Federated is Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779.

(6)	Based on Amendment No. 3 to Schedule 13G filed by Mr. Singer with the SEC on January 10, 2005. According to the Schedule 13G filing, Mr. Singer had sole voting power with respect to 1,800,000 shares of our common stock as of December 31, 2004. The business address of Mr. Singer’s is 4 Eutaw Place, Chocorua, NH 03817.

(7)	Based on a Schedule 13G filed by Intrinsic Value Asset Management Inc. (“Intrinsic”) with the SEC on March 3, 2005. According to the Schedule 13G filing, Intrinsic had sole voting power with respect to 1,263,253 shares of our common stock as of February 24, 2005. The business address of Intrinsic is 522 Wilshire Boulevard, Suite D, Santa Monica, California 90401.

(8)	Based on a Schedule 13G filed by Dimensional Fund Advisors Inc. (“Dimensional”) with the SEC on February 9, 2005. According to the Schedule 13G filing, Dimensional had sole voting power with respect to 1,204,151 shares of our common stock as of December 31, 2004. Pursuant to Section 13d-4 of the Exchange Act, Dimensional disclaims beneficial ownership of all of these shares. The business address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California, 90401.

(9)	The amounts shown include shares which may be acquired on or within 60 days after March 1, 2005, through the exercise of stock options as follows: Mr. Campbell, 6,250 shares; Dr. Douglas, 130,000 shares; Dr. Ingle, 102,500 shares; Mr. Lyons, 92,500 shares; Dr. Merton, 27,500 shares; Mr. Samant, 503,126 shares; Dr. Kaslow, 176,875 shares; and Ms. Demski, 156,768 shares.

(10)	Ms. Demski, our former Vice President, Chief Financial Officer, Treasurer and Secretary, left Vical in June 2004. Includes 4,800 shares held in trust for the benefit of Ms. Demski’s child and 3,000 shares transferred to Ms. Demski on February 22, 2005, pursuant to a restricted stock award.

(11)	Dr. Dow, our former Vice President and General Counsel, left Vical in July 2004.

(12)	Includes all shares referenced in note (9) above (excluding those of Ms. Demski), including 1,038,751 shares subject to stock options exercisable on or within 60 days after March 1, 2005.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation of Directors

Director Fees

Each of our non-employee directors receives an annual fee of $12,500 for service on the Board of Directors. Each of our non-employee directors also receives $1,000 for attending each meeting of the Board of Directors and $500 for attending each meeting of any committee of the Board of Directors on which he serves. Non-employee directors are also reimbursed for their expenses for each meeting attended. All fees are paid on or about February 15th following the year during which services were rendered, excluding expenses which are reimbursed as incurred. The cash compensation payable to each of our non-employee directors is capped at $20,000 per year, excluding any Chairman fee and reimbursement of expenses for Board meetings attended.

Director Options

Under the Stock Incentive Plan, each of our new non-employee directors, on the date of his or her election to the Board of Directors, receives an option to purchase 20,000 shares of our common stock at its fair market value on the date of grant. The shares subject to these options generally vest 25% on the first anniversary of the date of grant, with the remaining shares vesting quarterly over the next three years. Each non-employee director who has served on our Board of Directors for at least six months on the date of each regular Annual Meeting of stockholders also receives an annual grant of an option to purchase 12,500 shares of our common stock which becomes exercisable in full on the date of the regular Annual Meeting of stockholders following the date of grant. No more than an aggregate of 30% of the shares available under our Stock Incentive Plan are available for grant to non-employee directors. Our Board of Directors may provide discretionary grants under the Stock Incentive Plan to our non-employee directors. Under the Stock Incentive Plan, options to purchase a total of 417,500 shares of our common stock have been granted to our current non-employee directors, with 70,000 shares of this total amount granted during the fiscal year ended December 31, 2004. Under the Directors’ Stock Plan, options to purchase a total of 202,500 shares of our common stock have been granted to our current and former non-employee directors to date, 60,000 of which remained outstanding as of December 31, 2004. We do not intend to grant any further options under the Directors’ Stock Plan.

Fees and Options of the Chairman of the Board of Directors

Dr. Douglas receives an annual fee of $17,500 (in lieu of the $12,500 annual fee which he would otherwise receive as a non-employee director) for serving as Chairman of our Board of Directors. Additionally, he received an option to purchase 10,000 shares of our common stock under the Stock Incentive Plan upon becoming Chairman. The shares subject to this option vested 25% on the first anniversary of the date of grant, with the remaining shares vesting quarterly over the next three years. Our Chairman of the Board of Directors also receives an annual grant of an option to purchase 20,000 shares of our common stock under the Stock Incentive Plan (in lieu of the annual grant of an option to purchase 12,500 shares which he would otherwise receive as a non-employee director) which also becomes exercisable in full on the date of the regular Annual Meeting of stockholders following the date of grant.

Fees of the Chairman of the Audit Committee of the Board of Directors

As Chairman of the Audit Committee of the Board of Directors, Dr. Merton receives an annual fee of $15,000 (in lieu of the $12,500 annual fee which he would otherwise receive as a non-employee director). Otherwise, Dr. Merton generally receives the same cash and stock option compensation as our other non-employee directors.

Compensation of Executive Officers

The following table sets forth, for the fiscal years ended December 31, 2002, 2003 and 2004, compensation awarded to, earned by, or paid to the following individuals, or the “Named Executive Officers”: our current Chief Executive Officer, our other executive officers at December 31, 2004, and two former executive officers who left Vical during the fiscal year ended December 31, 2004.

Summary Compensation Table

Name and Principal Position (s)	Year	Annual Compensation				Long-Term Compensation		All Other Compensation ($) (3)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock (1) Awards ($)	Securities Underlying Options (#)
Vijay B. Samant President and Chief Executive Officer	2004 2003 2002	380,000 366,000 350,000	200,000 100,000 100,000	50,000 94,968 75,258	(2)	317,500 — —	100,000 150,000 125,000	6,317 5,118 5,118

David C. Kaslow, M.D. Chief Scientific Officer	2004 2003 2002	275,000 265,000 250,000	100,000 75,000 90,000	79,746 95,930 148,226	(4)	95,250 — —	30,000 80,000 20,000	5,351 4,478 4,140

Jill M. Church (5) Vice President, Chief Financial Officer and Secretary	2004	47,788	45,000	—		—	60,000	—

Martha J. Demski (6) Former Vice President, Chief Financial Officer, Treasurer And Secretary	2004 2003 2002	168,357 245,000 235,000	— — 35,000	— — —		42,160 — —	— 50,000 30,000	65,421 4,817 4,759

Alan E. Dow, J.D., Ph.D. (7) Former Vice President and General Counsel	2004 2003 2002	145,026 245,000 235,000	— — 30,000	— — —		— — —	— 25,000 10,000	126,804 4,392 4,356

(1)	At December 31, 2004 our current executive officers held an aggregate of 65,000 shares of restricted stock with a value of $305,500 based on the closing price of $4.70 on that date. The restricted stock units granted in 2004 vest in equal quarterly installments over a two-year period and, once vested, allow the participants to acquire shares of common stock at par value. The participants are not entitled to vote, sell or transfer any unvested restricted stock. Granted but unvested restricted stock units are forfeited at termination of employment. No dividends will be paid on the restricted stock.

(2)	For the fiscal year ended December 31, 2004, includes $33,472 in temporary housing payments, $5,801 in relocation reimbursements and $10,727 for tax reimbursements. Corresponding amounts for the fiscal year ended December 31, 2003, were $34,805, $17,028 and $42,135, respectively. Corresponding amounts for the fiscal year ended December 31, 2002, were $31,088, $13,041 and $31,129, respectively.

(3)	Represents matching contributions by us under our 401(k) Plan and group term life insurance premiums paid by us. For Ms. Demski this amount includes $61,250 in severance payments received in 2004. For Dr. Dow this amount includes $122,500 in severance payments received in 2004.

(4)	In connection with Dr. Kaslow joining us in October 2001, we extended to him an interest free loan of $300,000. Pursuant to the original terms of the loan, the loan is forgivable in equal installments over four years. The forgiven amount for 2004 was $75,000, which includes one quarter of the original loan principal and imputed interest income of $4,746 accrued on the loan during the fiscal year ended December 31, 2004. The forgiven amount for 2003 was $82,430, which includes one quarter of the original loan principal and imputed interest income of $7,430 accrued on the loan during the fiscal year ended December 31, 2003. The forgiven amount for 2002 was $86,991, which includes one quarter of the original loan principal and imputed interest income of $11,991 accrued on the loan during the fiscal year ended December 31, 2002. Included for the fiscal year ended December 31, 2003 was $13,500 in housing differential payments. Included for the fiscal year ended December 31, 2002 was $18,000 in housing differential payments, $32,160 in relocation expenses and $11,075 in tax reimbursements.

(5)	Ms. Church joined us in October 2004.

(6)	Ms. Demski left Vical in June 2004.

(7)	Dr. Dow left Vical in July 2004.

Stock Option Grants and Exercises

We grant options to our executive officers under our Stock Incentive Plan. As of March 1, 2005, options to purchase a total of 3,985,417 shares of our common stock were outstanding under our Stock Incentive Plan and options to purchase 677,548 shares of our common stock remained available for grant under the plan.

The following tables summarize option grants to, and exercises by, the Named Executive Officers during the fiscal year ended December 31, 2004, and the value of the options held by each of these individuals at December 31, 2004.

Option Grants in 2004 (1)

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (6)
Name	Number of Securities Underlying Options Granted(#) (2)	Percent of Total Options Granted to Employees in Fiscal Year (3)	Exercise Price ($/Sh) (4)	Expiration Date (5)	5%($)	10%($)
Vijay B. Samant	100,000	12.2	6.35	2/8/14	399,210	1,011,596
David C. Kaslow, M.D.	30,000	3.7	6.35	2/8/14	119,763	303,479
Jill M. Church	60,000	7.3	4.80	10/10/14	181,122	458,998

(1)	No stock appreciation rights, or “SARs,” were granted to any of the Named Executive Officers during the fiscal year ended December 31, 2004.

(2)	Shares subject to options granted in 2004 vest 25% on the first anniversary of the date of grant, with the remaining shares vesting quarterly over the next three years. All such shares vest in the event of a Change in Control, as defined in our Stock Incentive Plan.

(3)	Based on options to purchase 817,020 shares of our common stock granted to employees, including the Named Executive Officers, under our Stock Incentive Plan during the fiscal year ended December 31, 2004.

(4)	The exercise price is equal to 100% of the fair market value of our common stock on the date of grant.

(5)	The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.

(6)	Current potential value was calculated using an assumed annual compounded growth over the term of the option of 5% and 10%, respectively. Use of these assumed rates of appreciation is mandated by the rules of the SEC and does not represent our estimate or projection of the future price of our common stock. The results reflected in this table may not necessarily be achieved.

Aggregated Option Exercises in Fiscal Year 2004 and Fiscal Year-End Option Values (1)

The following table contains information relating to the exercise of options by the Named Executive Officers (including two former executive officers) during the fiscal year ended December 31, 2004, and unexercised options held as of the end of the fiscal year.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Securities Underlying at Fiscal Year-End (#) (2)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Vijay B. Samant	—	—	451,563	223,437	104,344	134,126
David C. Kaslow, M.D.	—	—	142,500	112,500	55,650	71,550
Jill M. Church	—	—	—	60,000	—	—
Martha J. Demski	—	—	147,268	38,875	34,781	44,719
Alan E. Dow, J.D., Ph.D.	6,250	10,105	—	—	—	—

(1)	No SARs were owned or exercised by any of the Named Executive Officers during the fiscal year ended December 31, 2004.

(2)	Includes both in-the-money and out-of-the-money options.

(3)	Represents the fair market value of our shares of common stock underlying the options at December 31, 2004 ($4.70 per share), minus the exercise price for the options, multiplied by the number of shares underlying the options.

Employment Contracts, Termination of Employment and Change-in-Control Agreements

In November 2000, we entered into an employment agreement with Vijay B. Samant pursuant to which Mr. Samant joined us as President and Chief Executive Officer. Among other things, the agreement provides that Mr. Samant shall receive $50,000 per year for temporary housing in connection with his relocation to the San Diego area. In addition to the above, pursuant to the agreement, Mr. Samant received payments from us for cost-of-living differential amounts of up to $2,500 per month from November 2000 through October 2002. The agreement does not have a fixed expiration date and may be terminated with or without cause (as defined in the agreement) and with or without notice by either party at any time, for any reason or no reason. If we terminate Mr. Samant’s employment without cause or if Mr. Samant resigns for good reason (as defined in the agreement) we will continue to pay Mr. Samant his base compensation for up to twelve months. If we terminate Mr. Samant’s employment with cause or Mr. Samant resigns without good reason, all compensation and benefits will cease immediately upon the last day of his employment.

In September 2001, we entered into an employment agreement with David C. Kaslow pursuant to which Dr. Kaslow joined us as Chief Scientific Officer. Among other things, the agreement provided that Dr. Kaslow shall be reimbursed for certain costs in connection with his relocation to the San Diego area, including a $300,000 loan to purchase a residence, which, pursuant to the original terms of the loan is forgivable over four years, and a relocation loan in the amount of $150,000 for a four-year period, which loan requires only the payment of interest until maturity. These loans were made to Dr. Kaslow in October 2001 and January 2002, respectively, pursuant to the terms of his employment agreement. In addition to the above, Dr. Kaslow received payments from us for housing differential costs of $1,500 per month from October 2001 through September 2003. The agreement does not have a fixed expiration date and may be terminated with or without cause (as defined in the agreement) and with or without notice by either party at any time, for any reason or no reason. If we terminate Dr. Kaslow’s employment on or before October 8, 2005 without cause or if Dr. Kaslow resigns for good reason (as defined in the agreement) within that time, we will continue to pay Dr. Kaslow his base compensation for up to twelve months. If we terminate Dr. Kaslow’s employment with cause or Dr. Kaslow resigns without good reason, all compensation and benefits will cease immediately upon the last day of his employment.

In October 2004, we entered into an employment offer letter with Jill M. Church pursuant to which Ms. Church joined us as our Vice President, Chief Financial Officer and Secretary. Among other things, the offer letter provides that Ms. Church’s employment may be terminated by either party at any time for any reason, with or without notice. However, if during the first four years of Ms. Church’s employment we terminate her employment for any reason other than for cause or disability or she resigns her employment for good reason (each as defined in the offer letter), we will continue to pay Ms. Church her base compensation at the rate then in effect for up to six months. These payments would be reduced by the amount of any other compensation earned by Ms. Church during this period. If we terminate Ms. Church’s employment for cause or disability or she resigns her employment without good reason, all compensation will cease immediately upon the last day of her employment.

Pension and Long-Term Incentive Plans

We have no pension plans or long-term incentive plans.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2004, with respect to both of our equity compensation plans in effect on that date.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders (1)	3,850,736	$9.82	1,026,754

(1)	Includes the Stock Incentive Plan and the Directors’ Stock Plan. As of December 31, 2004, we did not have any equity compensation plans that were not approved by our stockholders.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of Vical under the Securities Act or the Exchange Act, except to the extent Vical specifically incorporates this report by reference.

Introduction

The Compensation Committee of the Board of Directors (the “Committee”) is pleased to present its report on executive compensation. The report’s objective is to assist stockholders in understanding the Committee’s objectives and procedures in establishing the compensation of our executive officers and the report describes the basis on which compensation determinations for 2005 were made by the Committee. In making their determinations, the Committee has relied, in part, on geographic and competitive considerations, independent surveys of compensation of management of companies in the biotechnology and pharmaceutical industries, and recommendations of our management.

Compensation Philosophy and Objectives

We believe that a well-designed compensation program for our executive officers should:

•	Align the goals of the executive officers with the goals of the stockholder by creating and enhancing stockholder value through the accomplishment of strategic corporate objectives and by providing management with longer term incentives through equity ownership by management;

•	Recognize individual initiative, effort and achievement;

•	Provide total compensation that enables us to compete with companies in the biotechnology and pharmaceutical industries, in order to attract and retain high-caliber candidates on a long-term basis; and

•	Align compensation with our short-term and long-term corporate objectives and strategy, focusing executive officer behavior on the fulfillment of those objectives.

Key Elements of Executive Compensation

Because we are still in the process of developing our proprietary products and so have not yet brought any such products to market, the use of traditional performance standards, such as profit levels and return on equity, are not appropriate in our evaluation of executive officer performance. Therefore, executive officer compensation is based primarily on our achievement of certain business objectives, including the completion of financings, the achievement of product development milestones, the initiation and continuation of corporate collaborations, and the issuance of patents relating to our proprietary technology, as well as individual contribution and achievement of individual business objectives by our executive officers. Corporate and individual objectives are established at the beginning of each fiscal year. Our performance and the performance of our executive officers is measured by reviewing and determining if the corporate and individual objectives have been accomplished. Currently, our compensation structure for executive officers includes a combination of base salary, bonus, stock options and stock awards.

Base Salary and Bonus.    Cash compensation amounts are based primarily upon the competitive market for the executive officers’ services determined through comparisons with companies of similar size and/or complexity in the pharmaceutical and biotechnology industries. Compensation of our officers is intended to fall at the median point of the range of compensation for officers of comparable companies. Such compensation is tailored to executive officers based on individual performance in the achievement of the individual’s and our objectives. This performance is compared to these objectives annually.

Long-Term Incentives. Long-term incentives are provided by means of periodic awards and/or grants of stock options or rights to purchase stock. The Stock Incentive Plan is administered by the Committee, which is comprised of non-employee directors. The Committee believes that by granting executive officers an opportunity to obtain and increase their personal ownership of our stock, the best interests of stockholders and executive officers will be more closely integrated. The options have exercise prices equal to the fair market value of our common stock on the date of grant, vest over a four-year period (typically with a one-year cliff) and expire ten years from the date of grant. Vesting ceases should the executive officer leave our employ. Rights to purchase stock, or restricted stock awards, vest quarterly over a two-year period. Beginning in 2005, restricted stock awards will vest at 25% one year from the date of grant and then quarterly over the next three years thereafter. These vesting provisions of the option plan serve to retain qualified employees, providing continuing benefits to us beyond those achieved in the year of grant or award. Therefore, executive officers, as well as all full-time employees, are eligible to receive stock options periodically at the discretion of the Committee. Consideration is given to the executive officer’s performance against the accomplishment of corporate objectives, comparisons with other biotechnology companies at similar stages of development, the number of options previously granted to each executive officer and to the extent of options vested and restricted stock previously awarded to each executive officer. We target our option grants to be at the minimum point of the range for option grants made to executive officers of comparable companies.

2005 Executive Compensation

The executive compensation for our CEO and executive officers for 2005 was determined on the basis of performance versus pre-set objectives for 2004. Our corporate objectives were reviewed and approved by our Board of Directors in early 2004 and consisted of specific quantitative and time-based objectives in the areas of product development, basic research, business development, planning and infrastructure, intellectual property, human resources and financial performance.

CEO Compensation

The annual salary of Vijay B. Samant, our President and Chief Executive Officer, was $380,000 for the fiscal year ended December 31, 2004, which was $14,000 more than his salary for the fiscal year ended December 31, 2003. Additionally, Mr. Samant was granted a bonus of $200,000 for the fiscal year ended December 31, 2004, which bonus was paid in March 2005. In 2004, Mr. Samant received stock options to purchase 100,000 shares of our common stock at an exercise price of $6.35 per share as well as a restricted stock award covering 50,000 shares of our common stock. See also “Employment Contracts, Termination of Employment and Change-in-Control Agreements.”

The Committee’s approach to establishing Mr. Samant’s compensation under his employment agreement was to be competitive with comparable companies and to have a significant portion of his compensation depend on the achievement of financial and non-financial performance criteria. In establishing Mr. Samant’s salary base and increase for 2005, the number of stock options granted and the number of shares awarded to Mr. Samant, the Committee recognized Mr. Samant’s efforts in advancing our development and growth, as well as the corporate objectives we achieved in 2004.

Miscellaneous

Section 162(m) of the Code prohibits us from deducting any compensation over $1 million per taxable year paid to any of the Named Executive Officers unless certain criteria are satisfied. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Committee has determined that stock options granted under our Stock Incentive Plan with an exercise price at least equal to the fair market value of our common stock on the date of grant and stock awards shall be treated as performance-based compensation.

Compensation Committee

Robert H. Campbell
R. Gordon Douglas, M.D.
Gary A. Lyons

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee and the Stock Plan Committee of our Board of Directors consisted of Mr. Campbell, Dr. Douglas and Mr. Lyons during the fiscal year ended December 31, 2004. On March 10, 2005, the Board combined the Stock Plan Committee with and into the Compensation Committee. No member of the Compensation Committee or the Stock Plan Committee was at any time during or prior to the fiscal year ended December 31, 2004 an officer or employee of Vical. No interlocking relationship existed between Mr. Campbell, Dr. Douglas or Mr. Lyons and any member of any other company’s board of directors, board of trustees or compensation committee during that period.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of Vical under the Securities Act or the Exchange Act, except to the extent Vical specifically incorporates this report by reference.

Audit Committee Report

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Robert C. Merton, Ph.D., Chairman of the Audit Committee, R. Gordon Douglas, M.D. and M. Blake Ingle, Ph.D. All of the members of the Audit Committee meet the independence standards of Nasdaq Rule 4200(a)(15). In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of Vical’s accounting, auditing and financial reporting practices.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte a formal written statement describing all relationships between Vical and its independent auditors that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with Deloitte any relationships that may impact their objectivity and independence and satisfied itself as to Deloitte’s independence.

The Audit Committee discussed and reviewed with Deloitte all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, with and without management present, the Audit Committee discussed and reviewed the results of Deloitte’s examination of Vical’s financial statements.

Based upon the Audit Committee’s discussion with management and Deloitte and the Audit Committee’s review of the representation of Vical’s management and the independent auditors’ report to the Audit Committee, the Audit Committee recommended to the Board of Directors that Vical include the audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

The Audit Committee Charter provides that one duty of the Audit Committee is to determine whether to retain or to terminate Vical’s existing auditors or to appoint and engage new auditors for the ensuing year. In performing that duty, the Audit Committee evaluated the performance of Deloitte in performing the examination of Vical’s financial statements for the fiscal year ended December 31, 2004, and engaged Deloitte as Vical’s independent auditors for the fiscal year ending December 31, 2005. The Audit Committee is seeking stockholder ratification of the selection of Deloitte to serve as Vical’s independent auditors for the fiscal year ending December 31, 2005.

Audit Committee

Robert C. Merton, Ph.D.

R. Gordon Douglas, M.D.

M. Blake Ingle, Ph.D.

PERFORMANCE MEASUREMENT COMPARISON

The material in this section is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of Vical under the Securities Act or the Exchange Act, except to the extent Vical specifically incorporates this section by reference.

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of our common stock with the Center for Research in Securities Prices (the “CRSP”), Total Return Index for the Nasdaq Stock Market (U.S. and Foreign) (the “Nasdaq Composite Index”) and the CRSP Total Return Index for the Nasdaq Pharmaceutical Stocks (the “Nasdaq Pharmaceutical Index”). The Nasdaq Pharmaceutical Index includes all companies listed on the Nasdaq Stock Market under the SIC Code 283. The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of possible future performance of our common stock.

Stock Price Performance Graph

*	Assumes a $100 investment, on December 31, 1999, in (i) our common stock, (ii) the securities comprising the Nasdaq Composite Index and (iii) the securities comprising the Nasdaq Pharmaceutical Index.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons beneficially holding more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Our executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Specific due dates for these reports have been established and we are required to identify in this proxy statement those persons who failed to timely file these reports. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all of our directors, officers and greater than 10% stockholders complied with the Section 16(a) filing requirements.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Vical stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Vical Incorporated, Investor Relations, 10390 Pacific Center Court, San Diego, California 92121-4340 or contact Jill M. Church at (858) 646-1100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

By Order of the Board of Directors

Jill M. Church

Vice President, Chief Financial Officer and Secretary

San Diego, California

April 12, 2005

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

VICAL INCORPORATED

PURPOSE AND POLICY

The primary purpose of the Audit Committee shall be to act on behalf of the Company’s Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting practices, the Company’s systems of internal control over financial reporting, and audits of the Company’s financial statements, as well as the quality and integrity of the Company’s financial statements and reports and the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “Auditors”). The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the Auditors and the Company’s management.

COMPOSITION

The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall satisfy the independence and financial literacy requirements of the Nasdaq National Market (“Nasdaq”) applicable to audit committee members as in effect from time to time when and as required by Nasdaq. At least one member of the Committee shall satisfy the financial experience requirements of Nasdaq applicable to audit committee members as in effect from time to time when and as required by Nasdaq.

MEETINGS AND MINUTES

The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee and resolutions relating to any action taken by the Committee by unanimous written consent shall be prepared and made available to each director of the Company and the Secretary of the Company promptly after each meeting or action, as the case may be.

AUTHORITY

The Audit Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to retain, at the Company’s expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

RESPONSIBILITIES

The primary responsibility of the Audit Committee shall be to oversee the Company’s financial reporting process (including direct responsibility for the appointment, compensation, retention and oversight of the Auditors) on behalf of the Board and to report the results of these activities to the Board. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes, with the understanding, however, that the Committee may supplement or, except as otherwise required by applicable law or the requirements of Nasdaq, deviate from these activities as appropriate under the circumstances:

1.     To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

2.     To review and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at its next meeting.

3.     To review and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services, to perform any proposed permissible non-audit services), including the scope of an plans for the service and the compensation to be paid to the Auditors, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members, so long as any such preapproval decisions are presented to the full Committee at its next meeting.

4.     To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable law and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

5.     At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

6.     To consider and, if deemed appropriate, adopt a policy regarding Audit Committee preapproval of employment by the Company of individuals formerly employed by the Company’s Auditors and engaged on the Company’s account. Management will coordinate with the Auditors to ensure that the Auditors’ independence is not impaired by hiring former or current Auditor partners, principals or professional employees for certain positions. Any employment opportunities with the Company for a former or current Auditor partner, principal, or professional employee should be discussed with the Auditors’ Partner/Manager and approved by the Audit committee before entering into substantive employment conversations with the former or current Auditors’ partner, principal or professional employee, when such opportunity relates to serving (1) as chief executive officer, controller, chief financial officer, chief accounting officer, or any equivalent position for the Company or in a comparable position at a significant subsidiary of the Company, (2) on the Company’s Board of Directors, (3) as a member of the Audit Committee, or (4) in any other position that would cause a violation of the securities law and regulations.

7.     To review, upon completion of the audit, the financial statements to be included in the Company’s Annual Report on Form 10-K and to recommend whether or not such financial statements should be so included.

8.     To discuss with the Auditors and management results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any audit adjustments noted or proposed by the Auditors (whether “passed” or implemented in the financial statements), the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Audit Committee by the Auditors under Statement on Auditing Standards No. 61 and Securities and Exchange Commission Rule 2-07.

9.     To discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the Auditors under Statement on Auditing Standards No. 61 and Securities and Exchange Commission Rule 2-07.

10.     To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

11.     To review and discuss with management, earnings press releases as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information (including the use of pro forma information) to be disclosed or the type of presentation to be made.

12.     To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

13.     To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

14.     To evaluate the cooperation received by the Auditors during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

15.     To review with the Auditors and if appropriate, management, any material weaknesses and significant deficiencies identified during the audit of the internal controls over financial reporting. management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter.

16.     To review with the Auditors communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.

17.     To review with the Auditors and management, and ultimately to resolve, any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies.

18.     To confer with the Auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal control over financial reporting, including any special audit steps taken in the event of material control deficiencies.

19.     Periodically, to meet in separate sessions with the Auditors and senior management to discuss any matters that the Audit Committee, the Auditors or senior management believe should be discussed privately with the Committee.

20.     To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Audit Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

21.     To maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters on at least a quarterly basis.

22.     To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Business Conduct and Ethics, including review and approval of related-party transactions as required by Nasdaq rules.

23.     To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting matters that could have a material impact on the Company’s financial statements, compliance programs and policies.

24.     To investigate any matter brought to the attention of the Audit Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

25.     To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

26.     To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for its consideration.

27.     To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the performance or independence of the Company’s Auditors or such other matters as the Audit Committee deems appropriate from time to time or whenever it shall be called upon to do so.

28.     Insurance Coverage. The Committee shall review and if appropriate, establish appropriate insurance coverage for the Company’s directors and executive officers.

29.     To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Audit Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to generally accepted accounting principles or otherwise comply with applicable laws.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSAL 2.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1. ELECTION OF DIRECTORS:

☐	FOR each of the individuals nominated for Class I director listed below (except as marked to the contrary below)	2. TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2005:	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	WITHHOLD AUTHORITY to vote for the nominees for Class I director listed below	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

01 Robert C. Merton, PhD. and 02 Vjay B. Samant (Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

VICAL INCORPORATED BOARD OF DIRECTORS PROXY Annual Meeting of Stockholders May 19, 2005 Dated this day of , 2005
(Signature of Stockholder)

(Signature of Stockholder)

Please sign exactly as your name or names appear hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder must sign. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

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You can view the Annual Report and Proxy Statement

on the Internet at www.vical.com

VICAL INCORPORATED

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING ON MAY 19, 2005

The undersigned stockholder of Vical Incorporated, or the “Company,” acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated April 12, 2005, and the undersigned revokes all prior proxies and appoints Vijay B. Samant and Jill M. Church, and each of them, as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at Prime Hotel and Suites, 5975 Lusk Blvd., San Diego, CA 92121, at 9:00 a.m. Pacific Time on May 19, 2005, or at any adjournment, continuation or postponement thereof, and instructs said proxies to vote as follows:

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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